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Exhibit 10.11

CLASSMATES MEDIA CORPORATION
2007 INCENTIVE COMPENSATION PLAN

ARTICLE ONE

GENERAL PROVISIONS

        I.    PURPOSE OF THE PLAN

        This 2007 Incentive Compensation Plan is intended to promote the interests of Classmates Media Corporation, a Delaware corporation, by providing eligible persons in the Corporation's service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their service relationship with the Corporation.

        Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

        II.    STRUCTURE OF THE PLAN

          A.    The Plan shall be divided into a series of separate incentive compensation programs:

    •
    the Discretionary Grant Program under which eligible persons may be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock;

    •
    the Stock Issuance Program under which eligible persons may be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units, performance shares or other stock-based awards which vest upon the completion of a designated service period and/or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary);

    •
    the Incentive Bonus Program under which eligible persons may be provided with incentive bonus opportunities through performance unit awards and special cash incentive programs tied to the attainment of pre-established performance milestones; and

    •
    the Automatic Grant Program under which eligible non-employee Board members will automatically receive equity awards at designated intervals over their period of continued Board service.

          B.    The provisions of Articles One and Six shall apply to all incentive compensation programs under the Plan and shall govern the interests of all persons under the Plan.

        III.    ADMINISTRATION OF THE PLAN

          A.    The Compensation Committee shall have sole and exclusive authority to administer the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to Section 16 Insiders. Administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any Awards for members of the Compensation Committee (other than pursuant to the Automatic Grant Program) must be authorized by a disinterested majority of the independent, non-employee Board members.

          B.    Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.

          C.    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant, Stock Issuance and Incentive Bonus Programs under its jurisdiction or any Award thereunder.

          D.    Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.

          E.    Administration of the Automatic Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any Awards made under that program, except that the Compensation Committee shall have the express authority to set from time to time the applicable dollar amounts to be used to determine the specific number of shares of Common Stock for which the Awards are to be made to the non-employee Board members in accordance with the dollar value formulas set forth in Article Five.

        IV.    ELIGIBILITY

          A.    The persons eligible to participate in the Plan are as follows:

              (i)  Employees,

             (ii)  non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

            (iii)  consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B.    The Plan Administrator shall have full authority to determine, (i) with respect to Awards made under the Discretionary Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the time or times when the Award is to become exercisable, the vesting schedule (if any) applicable to the Award and the maximum term for which such Award is to remain outstanding; (ii) with respect to Awards under the Stock Issuance Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of shares subject to each such Award, the vesting and issuance schedules applicable to the shares which are the subject of such Award, the cash consideration (if any) payable for those shares and the form (cash or shares of Common Stock) in which the Award is to be settled; and (iii) with respect to Awards under the Incentive Bonus Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such Award and the form (cash or shares of Common Stock) in which the Award is to be settled.

          C.    The individuals who shall be eligible to participate in the Automatic Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the

  Initial Trading Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members on or after the Initial Trading Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive a grant under the Automatic Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic grants under the Automatic Grant Program while he or she continues to serve as a non-employee Board member.

        V.    STOCK SUBJECT TO THE PLAN

          A.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to Fourteen Million (14,000,000) shares.

          B.    The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2009, by an amount equal to three and one-half percent (3.5%) of the total number of shares of Class A common stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 2,000,000 shares.

          C.    Each person participating in the Plan shall be subject the following limitations:

    •
    for Awards measured in terms of shares of Common Stock (whether payable in Common Stock, cash or a combination of both), the maximum number of shares of Common Stock for which such Awards may be made to such person in any calendar year shall not exceed Seven Million (7,000,000) shares of Common Stock in the aggregate, and

    •
    for Awards measured in terms of cash dollars (whether payable in cash, Common Stock or a combination of both), the maximum dollar amount for which such Awards may be made to such person in any calendar year shall not exceed One Hundred Million dollars ($100,000,000) in the aggregate, with such limitation to be measured at the time the Award is made.

          D.    Shares of Common Stock subject to outstanding Awards made under the Plan shall be available for subsequent issuance under the Plan to the extent those Awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards. Unvested shares issued under the Plan and subsequently forfeited or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance. Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced only by the net number of shares issued under the exercised stock option and not by the gross number of shares for which that option is exercised. Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced only by the net number of shares actually issued by the Corporation upon such exercise and not by the gross number of shares as to which such right is exercised. If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of an Award or the issuance of Common Stock thereunder, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the net number of shares issued, vested or exercised under such Award, calculated in each instance after such share withholding.

          E.    Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share reserve under the Plan may increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One, (iii) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Plan per calendar year, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Discretionary Grant Program, (v) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share, (vi) the number and/or class of securities subject to each outstanding Award under the Automatic Grant Program and the cash consideration (if any) payable per share, (vii) the number and/or class of securities for which Awards may subsequently be made to new and continuing non-employee Board members under the Automatic Grant Program, (viii) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock and (ix) the number and/or class of securities subject to the Corporation's outstanding repurchase rights under the Plan and the repurchase price payable per share. The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits under the Plan and the outstanding Awards thereunder, and such adjustments shall be final, binding and conclusive. In the event of a Change in Control, however, the adjustments (if any) shall be made solely in accordance with the applicable provisions of the Plan governing Change in Control transactions.

          F.     Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

        I.    OPTION TERMS

        Each granted option shall be a Nonstatutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

          A.    Exercise Price.

            1.     The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

            2.     The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

                (i)  cash or check made payable to the Corporation,

               (ii)  shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

              (iii)  to the extent the option is exercised for vested shares of Common Stock, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation's pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

        In addition, to the extent the option is at the time exercisable for vested shares of Common Stock, all or any part of that vested portion may be surrendered to the Corporation for an appreciation distribution payable in shares of Common Stock with a Fair Market Value at the time of the option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Common Stock subject to the surrendered portion exceeds the aggregate exercise price payable for those shares.

        Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B.    Exercise and Term of Options.

            1.     Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

            2.     The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Discretionary Grant Program so that those Awards shall vest and become exercisable only after the achievement of pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award.

          C.    Effect of Termination of Service.

            1.     The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Grant Program that are outstanding at the time of the Optionee's cessation of Service or death:

                (i)  Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

               (ii)  Any option held by the Optionee at the time of the Optionee's death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the Optionee's designated beneficiary or beneficiaries of that option.

              (iii)  Should the Optionee's Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.

              (iv)  During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable. No additional shares shall vest under the option upon the Optionee's cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

            2.     The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                (i)  extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,

               (ii)  include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under this Article Two shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option, and/or

              (iii)  permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          D.    Stockholder Rights.    The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E.    Repurchase Rights.    The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F.    Transferability of Options.    The transferability of options granted under the Plan shall be governed by the following provisions:

              (i)  During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee's death. However, the Plan Administrator may structure one or more options so that those options may be assigned in whole or in part during the Optionee's lifetime. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

             (ii)  Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

        II.    STOCK APPRECIATION RIGHTS

          A.    Authority.    The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section II to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

          B.    Types.    Two types of stock appreciation rights shall be authorized for issuance under this Section II: (i) tandem stock appreciation rights ("Tandem Rights") and (ii) stand-alone stock appreciation rights ("Stand-alone Rights").

          C.    Tandem Rights.    The following terms and conditions shall govern the grant and exercise of Tandem Rights.

            1.     One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the

    Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

            2.     Any distribution to which the Optionee becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

          D.    Stand-Alone Rights.    The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

            1.     One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option under this Discretionary Grant Program. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date.

            2.     Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

            3.     The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

            4.     Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder's lifetime, except to the extent otherwise provided in the applicable Award Agreement. In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

            5.     The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

            6.     The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

          E.    Post-Service Exercise.    The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the recipient's Service shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program, and the Plan Administrator's discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.

        III.    CHANGE IN CONTROL

        A.    In the event of an actual Change in Control transaction, each Award outstanding at that time under the Discretionary Grant Program but not otherwise fully vested and exercisable shall automatically accelerate so that each such Award shall, immediately prior to the effective date of that Change in Control, vest and become exercisable as to all the shares of Common Stock at the time subject to such Award and may be exercised as to any or all of those shares as fully vested shares of Common Stock. However, an outstanding Award under the Discretionary Grant Program shall not vest and become exercisable on such an accelerated basis if and to the extent: (i) such Award is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such Award is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares as to which the Award is not otherwise at that time vested and exercisable and provides for subsequent payout of that spread in accordance with the same (or more favorable) exercise/vesting schedule in effect for that Award or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator.

        B.    All outstanding repurchase rights under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the effective date of an actual Change in Control transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

        C.    Immediately following the consummation of the Change in Control, all outstanding Awards under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

        D.    Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to that Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise or base price per share in effect under each outstanding Award, provided the aggregate exercise or base price in effect for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan (iii) the maximum number and/or class of securities by which the share reserve under the Plan is to increase automatically each calendar year pursuant to the automatic share increase provisions of the Plan, (iv) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Plan per calendar year, (v) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share, (vi) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock, (vii) the number and/or class of securities subject to each outstanding Award under the Automatic Grant Program and the cash consideration (if any) payable per share, (viii) the number and/or class of securities for which Awards may subsequently be made to new and continuing non-employee Board members under the Automatic Grant Program and (ix) the number and/or class of securities subject to the Corporation's outstanding repurchase rights under the Plan and the repurchase price payable per share. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Discretionary Grant Program and subject to the Plan Administrator's approval, substitute, for the securities underlying those assumed rights, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

        E.    The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall, immediately prior to the effective date of an actual Change in Control transaction, vest and become exercisable as to all the shares of Common Stock at the time subject to those Awards and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Grant Program so that those rights shall terminate immediately prior to the effective date of an actual Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

        F.     The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall vest and become exercisable as to all the shares of Common Stock at the time subject to those Awards in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control transaction in which those Awards do not otherwise vest and become exercisable on an accelerated basis. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

        I.    STOCK ISSUANCE TERMS

        Shares of Common Stock may be issued under the Stock Issuance Program, either as vested or unvested shares, through direct and immediate issuances. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards.

          A.    Issue Price.

            1.     Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                (i)  cash or check made payable to the Corporation,

               (ii)  services rendered or to be rendered the Corporation (or any Parent or Subsidiary); or

              (iii)  any other valid consideration under the State in which the Corporation is at the time incorporated.

          B.    Vesting Provisions.

            1.     Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over the Participant's period of Service and/or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals and/or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards, including (without limitation) a deferred distribution date following the termination of the Participant's Service.

            2.     The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award.

            3.     Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to

    (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate, unless to the extent the Plan Administrator determines at the time to vest and distribute such securities or other property. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.

            4.     The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a performance share or restricted stock unit Award until that Award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding performance share or restricted stock unit Awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

            5.     Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

            6.     The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant's Involuntary Termination or as otherwise provided in Section II of this Article Three.

            7.     Outstanding performance shares or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Awards of performance shares or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to Awards which were intended, at the time those Awards were made, to qualify as performance-based compensation under Code Section 162(m), except in the event of the

    Participant's Involuntary Termination or as otherwise provided in Section II of this Article Three.

            8.     The following additional requirements shall be in effect for any performance shares awarded under this Article Three:

                (i)  At the end of the performance period, the Plan Administrator shall determine and confirm the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.

               (ii)  The performance shares which so vest shall be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the Plan Administrator at the time the performance shares are awarded or the period selected by the Participant in accordance with the applicable requirements of Code Section 409A.

              (iii)  Performance shares may be paid in (i) cash, (ii) shares of Common Stock or (iii) any combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion and set forth in the Award Agreement.

              (iv)  Performance shares may also be structured so that the shares are convertible into shares of Common Stock, but the rate at which each performance share is to so convert shall be based on the attained level of performance for each applicable performance objective.

        II.    CHANGE IN CONTROL

          A.    All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall vest in full, immediately prior to the effective date of an actual Change in Control transaction, except to the extent (i) the Awards to which those repurchase rights are to be assumed by the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction, (ii) those Awards are to be replaced with a cash incentive program of the successor corporation which preserves, for each such Award, the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent payout of that value in accordance with the same (or more favorable) vesting schedule in effect for those shares at the time of such Change in Control or (iii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

          B.    Each outstanding Award under the Stock Issuance Program which is assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to that Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the cash consideration (if any) payable per share thereunder, provided the aggregate issue price shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards and subject to the Plan Administrator's approval, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

          C.    If an Award under the Stock Issuance Program is not assumed or otherwise continued in effect or replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent payout of that value in accordance with the same (or more favorable) vesting schedule in effect for those shares at the time of such Change in Control, then such Award shall vest, and the shares of Common Stock subject to that Award shall be issued as fully-vested shares, immediately prior to the effective date of the Change in Control.

          D.    The Plan Administrator shall have the discretionary authority to structure one or more unvested Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall automatically vest (or vest and become issuable) in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant's Service by reason of an Involuntary Termination within a designated period following the effective date of that Change in Control transaction.

          E.    The Plan Administrator's authority under Paragraphs D and E of this Section II shall also extend to any Awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those Awards pursuant to Paragraph D or E of this Section II may result in their loss of performance-based status under Code Section 162(m).

ARTICLE FOUR

INCENTIVE BONUS PROGRAM

        I.    INCENTIVE BONUS TERMS

        The Plan Administrator shall have full power and authority to implement one or more of the following incentive bonus programs under the Plan:

            (i)  cash bonus awards ("Cash Awards"),

           (ii)  performance unit awards ("Performance Unit Awards"), and

          (iii)  dividend equivalent rights ("DER Awards").

          A.    Cash Awards.    The Plan Administrator shall have the discretionary authority under the Plan to make Cash Awards which are to vest in one or more installments over the Participant's continued Service with the Corporation or upon the attainment of specified performance goals. Each such Cash Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

            1.     The elements of the vesting schedule applicable to each Cash Award shall be determined by the Plan Administrator and incorporated into the Incentive Bonus Award Agreement.

            2.     The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Cash Awards so that those Awards shall vest upon the achievement of pre-established corporate performance objectives based upon one or more Performance Goals.

            3.     Should the Participant cease to remain in Service while holding one or more unvested Cash Awards or should the performance objectives not be attained with respect to one or more such Cash Awards, then those Awards shall be immediately terminate, and the Participant shall not be entitled to any cash payment or other consideration with respect to those terminated Awards.

            4.     Outstanding Cash Awards shall automatically terminate, and no cash payment or other consideration shall be due the holders of those Awards, if the performance goals or Service requirements established for the Awards are not attained or satisfied. The Plan Administrator may in its discretion waive the cancellation and termination of one or more unvested Cash Awards which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those Awards. Any such waiver shall result in the immediate vesting of the Participant's interest in the Cash Award as to which the waiver applies. Such wavier may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to awards which were intended, at the time those awards were granted, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant's Involuntary Termination or as otherwise provided in Section II of this Article Four.

            5.     Cash Awards which become due and payable following the attainment of the applicable performance goals or satisfaction of the applicable Service requirement (or the waiver of such goals or Service requirement) may be paid in (i) cash, (ii) shares of Common

    Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock as the Plan Administrator shall determine.

          B.    Performance Unit Awards.    The Plan Administrator shall have the discretionary authority to make Performance Unit Awards in accordance with the terms of this Article Four. Each such Performance Unit Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

            1.     A Performance Unit shall represent a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more Performance Goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each Performance Unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool (if any) by the total number of Performance Units issued and outstanding at the completion of the applicable performance period.

            2.     Performance Units may also be structured to include a Service requirement which the Participant must satisfy following the completion of the performance period in order to vest in the Performance Units awarded with respect to that performance period.

            3.     Performance Units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable Service requirement may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion and set forth in the Award Agreement.

          C.    DER Awards.    The Plan Administrator shall have the discretionary authority to make DER Awards in accordance with the terms of this Article Four. Each such DER Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

            1.     The DER Awards may be made as stand-alone awards or in tandem with other Awards made under the Plan. The term of each such DER Award shall be established by the Plan Administrator at the time of grant, but no DER Award shall have a term in excess of ten (10) years.

            2.     Each DER shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the DER remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a DER Award is made, and that account shall be credited per DER with each such dividend or distribution made per issued and outstanding share of Common Stock during the term of that DER remains outstanding.

            3.     Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or may be deferred for a period specified by the Plan Administrator at the time the DER Award is made or selected by the Participant in accordance with the requirements of Code Section 409A.

            4.     Payment may be paid in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion and set forth in the Award Agreement. If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant's book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as determined by the Plan Administrator in its sole discretion and set forth in the Award Agreement.

        II.    CHANGE IN CONTROL

            A.    The Plan Administrator shall have the discretionary authority to structure one or more incentive bonus awards under this Article Four so that the awards shall automatically vest in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant's Service by reason of an Involuntary Termination within a designated period following the effective date of such Change in Control.

            B.    The Plan Administrator's authority under Paragraph A of this Section II shall also extend to any performance bonus awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those awards pursuant to such Paragraph A may result in their loss of performance-based status under Code Section 162(m).

ARTICLE FIVE

AUTOMATIC GRANT PROGRAM

        I.    AWARD TERMS

          A.    Automatic Grants.    Awards shall be made pursuant to the Automatic Grant Program in effect under this Article Five as follows:

            1.     Each individual who is serving as a non-employee Board member on the Initial Trading Date and who is not otherwise on such date a member of the board of directors of United Online, Inc. shall automatically be granted on such date an Award in the form of restricted stock units covering that number of shares of Common Stock (rounded up to the next whole share) determined by dividing the sum of Two Hundred and Sixty Thousand Dollars ($260,000) by the per share price at which the Common Stock is sold in the initial public offering of such stock pursuant to the Underwriting Agreement (the "ITD Grant").

            2.     Each individual who is first elected or appointed as a non-employee Board member at any time after the Initial Trading Date shall automatically be granted, on the date of such initial election or appointment, an Award in the form of restricted stock units covering that number of shares of Common Stock (rounded up to the next whole share) determined by dividing the Applicable Dollar Amount by the Fair Market Value per share of Common Stock on such date, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary (the "Initial Grant"). The Applicable Dollar Amount shall be determined by the Plan Administrator at the time of each such grant, but in no event shall exceed Five Hundred Thousand Dollars ($500,000).

            3.     On February 15 each year, beginning with the 2008 calendar year, each individual who is at that time serving as a non-employee Board member shall automatically be granted an Award in the form of restricted stock units covering that number of shares of Common Stock (rounded up to the next whole share) determined by dividing the Applicable Annual Amount by the Fair Market Value per share on such date, provided that such individual has served as a non-employee Board member for a period of at least three (3) months (the "Annual Grant"). There shall be no limit on the number of such Annual Grants any one continuing non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such Annual Grants over their period of continued Board service. The Applicable Annual Amount shall be determined by the Plan Administrator on or before the date of the Annual Grants, but in no event shall exceed Two Hundred Thousand Dollars ($200,000).

            4.     Each restricted unit awarded under this Article Five shall entitle the non-employee Board member to one share of Common Stock on the applicable issuance date following the vesting of that unit.

          B.    Vesting of Awards and Issuance of Shares.

            1.    Normal Vesting Provisions.    One third of the shares of Common Stock subject to each ITD Grant shall vest upon the non-employee Board member's continuation in Board service through February 15, 2008, and the remaining shares shall vest in two (2) successive equal annual installments upon the non-employee Board member's completion of each additional year of Board service over the two (2)-year period measured from February 15, 2008. The shares of Common Stock subject to each Initial Grant shall vest in a series of three (3) successive equal annual installments upon the non-employee Board member's completion of each year of Board service over the three (3)-year period measured from the fifteenth (15th) day of the second calendar month in the calendar quarter in which the Award is made. The shares of Common Stock subject to each Annual Grant shall vest upon the non-employee Board member's completion of the one (1)-year period of Board service measured from the Award date.

            2.    Special Vesting Provisions.    The following special vesting provisions shall be in effect for each Award made to a non-employee Board member under this Article Five:

                (i)  Should the non-employee Board member cease Board service by reason of death or Permanent Disability or should such individual be unilaterally removed from the Board other than for Misconduct, then each Award made to such individual under this Article Five and outstanding at the time of such cessation of Board service shall immediately vest in full.

               (ii)  Should the non-employee Board member resign from the Board other than by reason of Permanent Disability, then his or her outstanding Annual Grant under this Article Five shall vest as to that number of shares of Common Stock in which the non-employee Board member would have otherwise been vested at that time had the shares of Common Stock subject to that Annual Grant vested in a series of successive equal monthly installments over the normal vesting period applicable to that Award.

            3.    Issuance.    The shares of Common Stock underlying each Award made under this Article Five shall be issued as those shares vest in accordance with the foregoing vesting provisions; provided, however, that (i) any shares of Common Stock subject to an ITD Grant which vest on February 15, 2008 shall not be issued until August 15, 2008; (ii) any shares of Common Stock which may otherwise be deemed to vest ratably under an Annual Grant pursuant to the special vesting provisions of Section B.2(ii) of this Article Five shall not be issued until the earlier of (a) the date of the non-employee Board member's cessation of Board service or (b) the completion of the one (1)-year period of Board service measured from the grant date of that Award; and (iii) the Plan Administrator may allow one or more non-employee Board members to defer, in accordance with the applicable requirements of Code Section 409A and the regulations thereunder, the issuance of the vested shares to a designated date or until cessation of Board service or an earlier Change in Control.

          C.    Dividend Equivalent Rights.    Each restricted stock unit under this Article Five shall include the following dividend equivalent rights:

              (i)  If the dividend paid on the outstanding shares of Common Stock is a regularly-scheduled cash dividend, then the non-employee Board member shall be entitled to a current cash distribution from the Corporation equal to the cash dividend he or she would have received with respect to the shares of Common Stock at the time subject to his or her Award under this Article Five had those shares actually been issued and outstanding and entitled to that cash dividend. Each cash dividend equivalent payment under this subparagraph (i) shall be paid within five (5) business days following the payment of the actual cash dividend on the outstanding Common Stock.

             (ii)  For any other dividend or distribution, a special book account shall be established for the non-employee Board member and credited with a phantom dividend equivalent to the actual dividend or distribution which would have been paid on the shares of Common Stock at the time subject to the Award had those shares been issued and outstanding and entitled to that dividend or distribution. As the shares subsequently vest and become issuable in accordance with the applicable vesting/issuance provisions of this Article Five, the phantom dividend equivalents so credited to those shares in the book account shall be distributed to the non-employee Board member (in the same form the actual dividend or distribution was paid to the holders of the Common Stock entitled to that dividend or distribution) concurrently with the issuance of the vested shares to which those phantom dividend equivalents relate.

        II.    CHANGE IN CONTROL

        Should the non-employee Board member continue in Board service until the effective date of an actual Change in Control transaction, then the shares of Common Stock subject to each outstanding Award made to such Board member under this Article V shall, immediately prior to the effective date of that Change in Control transaction (as such term is defined in the form Award Agreement for this Program), vest in full and shall be issued to him or her as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such effective date, or shall otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders in the Change in Control and distributed at the same time as such stockholder payments; provided, however, that in no event shall the distribution to the non-employee Board member be effected later than the later of (i) the last day of the calendar year in which the Change in Control occurs or (ii) the fifteenth (15th) day of the third (3rd) month following the effective date of the Change in Control.

ARTICLE SIX

MISCELLANEOUS

        I.    DEFERRED COMPENSATION

          A.    The Plan Administrator may, in its sole discretion, structure one or more Awards under the Stock Issuance, Automatic Grant or Incentive Bonus Programs so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.

          B.    To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan shall be reduced on a share-for-one share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.

        II.    TAX WITHHOLDING

          A.    The Corporation's obligation to deliver shares of Common Stock upon the exercise, issuance or vesting of an Award under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

          B.    The Plan Administrator may, in its discretion, provide Optionees and Participants to whom Awards are made under the Plan (other than the Awards made under the Automatic Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise, issuance or vesting of those Awards or the issuance of shares of Common Stock thereunder. Such right may be provided to any such holder in either or both of the following formats:

            1.    Stock Withholding:    The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise or vesting of such Award or the issuance of shares of Common Stock thereunder, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such individual. The shares of Common Stock so withheld shall not reduce the number of shares of Common Stock authorized for issuance under the Plan.

            2.    Stock Delivery:    The election to deliver to the Corporation, at the time of the issuance, exercise or vesting of such Award or the issuance of shares of Common Stock thereunder, one or more shares of Common Stock previously acquired by such individual (other than in connection with the exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the individual. The shares of Common Stock so delivered shall neither reduce the number of shares of Common Stock authorized for issuance under the Plan nor be added to the number of shares of Common Stock authorized for issuance under the Plan.

        III.    SHARE ESCROW/LEGENDS

        Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

        IV.    EFFECTIVE DATE AND TERM OF THE PLAN

          A.    The Plan shall become effective on the Plan Effective Date. Options may be granted under the Discretionary Grant Program at any time on or after the Plan Effective Date, and the ITD Grants under the Automatic Grant Program shall be made on the Initial Trading Date to all non-employee Board members at that time. However, no options or stock appreciation rights granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date the Plan is adopted by the Board, then all options or stock appreciation rights previously granted under this Plan shall terminate and cease to be outstanding, and no further options or stock appreciation rights shall be granted and no shares shall be issued under the Plan.

          B.    The Plan shall terminate upon the earliest to occur of (i)             , 2017, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding Awards in connection with a Change in Control. Should the Plan terminate on            , 2017, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.

        V.    AMENDMENT OF THE PLAN

          A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects; provided, however, that stockholder approval shall be required for any amendment to the Plan which materially increases the number of shares of Common Stock authorized for issuance under the Plan (other than pursuant to Section V.D of Article One), materially increases the benefits accruing to Optionees or Participants, materially expands the class of individuals eligible to participate in the Plan, expands the types of awards which may be made under the Plan or extends the term of the Plan or to the extent such stockholder approval may otherwise required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification.

          B.    The Compensation Committee shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which grants or awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the grants or awards are made.

          C.    Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

        VI.    USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

        VII.    REGULATORY APPROVALS

          A.    The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the issuance, exercise or vesting of any Award under the Plan shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.

          B.    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

        VIII.    NO EMPLOYMENT/SERVICE RIGHTS

        Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

APPENDIX

        The following definitions shall be in effect under the Plan:

        A.    Automatic Grant Program shall mean the automatic grant program in effect for non-employee Board members under Article Five of the Plan.

        B.    Award shall mean any of the following awards authorized for issuance or grant under the Plan: stock options, stock appreciation rights, direct stock issuances, restricted stock or restricted stock unit awards, performance shares, performance units, dividend-equivalent rights and cash incentive awards.

        C.    Award Agreement shall mean the agreement(s) between the Corporation and the Optionee or Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time.

        D.    Board shall mean the Corporation's Board of Directors.

        E.    Change in Control shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

  •
  Change in Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

  •
  In the absence of any other Change in Control definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

            (i)  a merger, consolidation or reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the person or persons who beneficially owned fifty percent (50%) or more of the Corporation's outstanding voting securities immediately prior to such transaction;

           (ii)  any stockholder-approved transfer or other disposition of all or substantially all of the Corporation's assets (other than to any entity that directly or indirectly controls, is controlled by or is under common control with, the Corporation);

          (iii)  the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a "group" within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or any other person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of (A) securities possessing (or convertible into or exercisable for securities possessing) thirty three and one third percent (33 1/3%) or more of the total combined voting power of all of the Corporation's outstanding securities (as measured in terms of the power to vote with respect to the election of Board members) or (B) securities representing thirty three and one third percent (33 1/3%) or more of the aggregate market value of all of the Corporation's outstanding capital stock, measured in each instance immediately after the consummation of such transaction or series of related transactions and whether such transaction or transactions involve a direct issuance from the Corporation or the acquisition of the Corporation's outstanding securities held by one or more of the Corporation's existing stockholders; or

          (iv)  a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

        In no event, however, shall a Change in Control be deemed to occur as a result of a spin-off distribution by United Online, Inc of all or any portion of the Corporation's outstanding securities held by United Online, Inc. to its existing stockholders in proportion to their holdings of United Online, Inc. capital stock.

        F.    Code shall mean the Internal Revenue Code of 1986, as amended.

        G.    Common Stock shall mean the Corporation's Class A common stock.

        H.    Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.

        I.    Corporation shall mean Classmates Media Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Classmates Media Corporation which has by appropriate action assumed the Plan.

        J.    Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

        K.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

        L.    Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

        M.    Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on date on question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists. However, for any Awards made on the Plan Effective Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

        N.    Good Reason shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

  •
  Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

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  In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean an individual's voluntary resignation following (A) a material reduction in the scope of his or her day-to-day responsibilities with the Corporation (or any Parent or Subsidiary), it being understood that a change in such individual's title shall not, in and of itself, be deemed a material reduction, (B) a material reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs), which shall be deemed to occur if such reduction is more than fifteen percent (15%), or (C) a material relocation of his or her principal place of employment, which shall be deemed to occur if such relocation is more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual's consent.

        O.    Incentive Bonus Program shall mean the incentive bonus program in effect under Article Four of the Plan.

        P.    Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

        Q.    Initial Trading Date shall mean the first date on which the Common Stock is publicly traded on a Stock Exchange.

        R.    Involuntary Termination shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

  •
  Involuntary Termination shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

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  In the absence of any other Involuntary Termination definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Involuntary Termination shall mean:

            (i)  such individual's involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or

           (ii)  such individual's voluntary resignation for Good Reason.

        S.    Misconduct shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

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  Misconduct shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

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  In the absence of any other Misconduct definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

        T.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

        U.    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

        V.    Optionee shall mean any person to whom an option is granted under the Discretionary Grant or Automatic Grant Program.

        W.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        X.    Participant shall mean any person who is issued (i) shares of Common Stock, restricted stock units, performance shares, performance units or other stock-based awards under the Stock Issuance Program or (ii) an incentive bonus award under the Incentive Bonus Program.

        Y.    Performance Goals shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) return on total stockholder equity; (ii) earnings per share of Common Stock; (iii) net income or operating income; (iv) earnings or operating income before one or more of the following: interest, taxes, depreciation, amortization and stock-based compensation costs; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to the Corporation's business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Corporation's revenue or profitability or expand its customer base; provided, however, that the Plan Administrator may, at the time the Awards are made, specify certain adjustments, whether or not determined in accordance with generally accepted accounting principles, that will exclude from the calculation of the applicable performance goals one or more of the following: certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains or losses, certain other non-cash charges, valuation allowance on deferred tax assets and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30. In addition, such performance criteria may be based upon the attainment of specified levels of the Corporation's performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation's business units or divisions or any Parent or Subsidiary. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. The Plan Administrator may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis.

        Z.    Permanent Disability or Permanently Disabled shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

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  Permanent Disability or Permanently Disabled shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

  •
  In the absence of any other definition of Permanent Disability or Permanently Disabled in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

        AA.    Plan shall mean the Corporation's 2007 Incentive Compensation Plan, as set forth in this document.

        BB.    Plan Administrator shall mean the particular entity, whether the Compensation Committee (or subcommittee thereof), the Board or the Secondary Board Committee, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

        CC.    Plan Effective Date shall mean the date upon which the Plan shall become effective and shall be coincident with the Underwriting Date.

        DD.    Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.

        EE.    Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

        FF.    Service shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

  •
  Service shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

  •
  In the absence of any other definition of Service in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of this particular definition of Service, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Optionee's Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation's written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

        GG.    Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

        HH.    Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

        II.    Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

        JJ.    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        KK.    10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

        LL.    Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

        MM.    Underwriting Date shall mean the date on which the Underwriting Agreement is executed and priced in connection with the initial public offering of the Common Stock.

        NN.    Withholding Taxes shall mean the applicable federal and state income and employment withholding taxes to which the holder of an Award under the Plan may become subject in connection with the issuance, exercise or vesting of that Award or the issuance of shares of Common Stock thereunder.

QuickLinks

  Exhibit 10.11
CLASSMATES MEDIA CORPORATION 2007 INCENTIVE COMPENSATION PLAN ARTICLE ONE GENERAL PROVISIONS
ARTICLE TWO DISCRETIONARY GRANT PROGRAM
ARTICLE THREE STOCK ISSUANCE PROGRAM
ARTICLE FOUR INCENTIVE BONUS PROGRAM
ARTICLE FIVE AUTOMATIC GRANT PROGRAM
ARTICLE SIX MISCELLANEOUS
APPENDIX